EXHIBIT 99.4(a)(a)(l)

DATA

PART B -- THIS PART DESCRIBES CERTAIN PROVISIONS OF YOUR CONTRACT/CERTIFICATE.
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Guaranteed Interest Option:
   Initial Guaranteed Interest Rate           [3.25% through January 31, 2007;
                                               3.00% through December 31, 2007]
   Lifetime Minimum Guaranteed Interest Rate  [1% to 3%]


CONTRIBUTION LIMITS:   Initial Contribution minimum: [$10,000]
Subsequent Contribution minimum: [$500] Subsequent Contributions can be made until the older of the Annuitant and Owner attain age [81] or if later, the first Contract Date Anniversary. [IF THE PRINCIPAL GUARANTEE BENEFIT IS ELECTED, THE FOLLOWING LANGUAGE WILL REPLACE THE IMMEDIATELY PRECEDING SENTENCE.] [Contributions may only be made during the six-month period beginning on the Contract Date.]

[We may refuse to accept any Contribution if the sum of all Contributions under all "Accumulator Series" Contract/Certificate with the same Annuitant or Owner would then total more than [$1,500,000]. [FOR ALL PRODUCTS EXCEPT ACCUMULATOR SELECT]: [If we accept any such Contribution under this Contract/Certificate, your Investment Options may be limited to the following: AXA Aggressive Allocation, AXA Conservative Allocation, AXA Conservative-Plus Allocation, AXA Moderate Allocation, AXA Moderate-Plus Allocation, the Guaranteed Interest Option, and any account for [Special] Dollar Cost Averaging, if applicable.]

[We reserve the right to limit aggregate Contributions made after the first Contract Year to 150% of the first Contract Year Contributions.] [FOR ISSUE AGES UP TO 75, THE FOLLOWING LANGUAGE WILL BE INCLUDED IN CONTRACTS/CERTIFICATES ISSUED IN ALL MARKET SEGMENTS EXCEPT QP-DB] [We will not exercise this right with respect to Contributions made after the first Contract Year when Contributions in any Contract Year do not exceed 100% of the amount of the Contributions made in the previous Contract Year, provided that Contributions have been made to the Contract in each and every preceding Contract Year. Notwithstanding the age limit shown above for subsequent Contributions, or any other provisions of the Contract, once aggregate Contributions made after the first Contract Year exceed 150% of your first year Contributions, no Contributions may be made to the Contract after the Contract Date Anniversary following your 75th birthday.]

[FOR CONTRACTS/CERTIFICATE ISSUED IN THE QP-DB MARKET SEGMENT ONLY, THE FOLLOWING TEXT WILL APPEAR IN LIEU OF THE PREVIOUS PARAGRAPH:] [We reserve the right to limit aggregate Contributions made after the first Contract Year to 100% of the first Contract Year Contributions. We may refuse to accept any Contribution if the sum of all Contributions under your Contract would then total more than 80% of the present value of the Annuitant's accrued benefit.]

We may also refuse to accept any Contribution if the sum of all Contributions under all AXA Equitable annuity accumulation Contracts/Certificates of which you are Owner or under which you are the Annuitant would total [$2,500,000.]


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INITIAL CONTRIBUTION RECEIVED:                                 [$    500,000.00]

[APPLICABLE IF INDICATED BY OWNER]
EXPECTED FIRST YEAR CONTRIBUTION:                              [$  1,000,000.00]

CREDIT AMOUNT - OF INITIAL CONTRIBUTION:                       [$     25,000.00]
   (see Endorsement Applicable to Credits Applied to Annuity Account Value)

INVESTMENT OPTIONS AVAILABLE.  YOUR INITIAL ALLOCATION IS SHOWN.

o  VARIABLE INVESTMENT OPTIONS                                ALLOCATION
   ---------------------------                                ----------

    [AXA Aggressive Allocation                                     [$125,000.00]
    AXA Conservative Allocation
    AXA Conservative-Plus Allocation
    AXA Moderate Allocation
    AXA Moderate-Plus Allocation
    AXA Premier VIP Aggressive Equity
    AXA Premier VIP Core Bond
    AXA Premier VIP Health Care
    AXA Premier VIP High Yield
    AXA Premier VIP International Equity
    AXA Premier VIP Large Cap Core Equity
    AXA Premier VIP Large Cap Growth                               [$125,000.00]
    AXA Premier VIP Large Cap Value
    AXA Premier VIP Mid Cap Growth
    AXA Premier VIP Mid Cap Value
    AXA Premier VIP Technology
    EQ/AllianceBernstein Common Stock
    EQ/AllianceBernstein Growth and Income
    EQ/AllianceBernstein Intermediate Gov't Securities
    EQ/AllianceBernstein International
    EQ/AllianceBernstein Large Cap Growth
    EQ/AllianceBernstein Quality Bond
    EQ/AllianceBernstein Small Cap Growth
    EQ/AllianceBernstein Value
    EQ/Ariel Appreciation II
    EQ/AXA Rosenberg Value Long/Short Equity
    EQ/Boston Advisors Equity Income
    EQ/Calvert Socially Responsible
    EQ/Capital Guardian Growth
    EQ/Capital Guardian International
    EQ/Capital Guardian Research
    EQ/Capital Guardian U.S. Equity
    EQ/Caywood-Scholl High Yield Bond
    EQ/Davis New York Venture
    EQ/Equity 500 Index
    EQ/Evergreen International Bond
    EQ/Evergreen Omega                                             [$125,000.00]
    EQ/FI Mid Cap
    EQ/FI Mid Cap Value
    EQ/Franklin Income


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    EQ/Franklin Small Cap Value
    EQ/GAMCO Mergers and Acquisitions
    EQ/GAMCO Small Company Value
    EQ/International Growth
    EQ/Janus Large Cap Growth
    EQ/JPMorgan Core Bond
    EQ/JPMorgan Value Opportunities
    EQ/Legg Mason Value Equity
    EQ/Long Term Bond
    EQ/Lord Abbett Growth and Income
    EQ/Lord Abbett Large Cap Core
    EQ/Lord Abbett Mid Cap Value
    EQ/Marsico Focus
    EQ/Mercury Basic Value Equity
    EQ/Mercury International Value
    EQ/MFS Emerging Growth Companies
    EQ/MFS Investors Trust
    EQ/Money Market
    EQ/Montag & Caldwell Growth
    EQ/Mutual Shares
    EQ/Oppenheimer Global                                          [$125,000.00]
    EQ/Oppenheimer Main Street Small Cap
    EQ/Oppenheimer Main Street Opportunity
    EQ/PIMCO Real Return
    EQ/Short Duration Bond
    EQ/Small Cap Value
    EQ/Small Company Growth
    EQ/Small Company Index
    EQ/TCW Equity
    EQ/Templeton Growth
    EQ/UBS Growth and Income
    EQ/Van Kampen Comstock
    EQ/Van Kampen Emerging Markets Equity
    EQ/Van Kampen Mid Cap Growth
    EQ/Wells Fargo Montgomery Small Cap
    U.S. Real Estate]


Variable Investment Options shown above are Variable Investment Options of our Separate Account No. [49].

o  GUARANTEED INTEREST OPTION
   [No more than [25%] of each Contribution may be allocated to the Guaranteed Interest Option]


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o  FIXED MATURITY OPTIONS (FMOS)
     FIXED MATURITY OPTION (FMOS)               GUARANTEED RATE TO MATURITY
       [One Year                                            3.10%
       Two Years                                            3.20%
       Three Years                                          3.30%
       Four Years                                           3.40%
       Five Years                                           3.50%
       Six Years                                            3.60%
       Seven Years                                          3.70%
       Eight Years                                          3.80%
       Nine Years                                           3.90%
       Ten Years                                            4.00%]

[IF A FMO HAS A GUARANTEED RATE TO MATURITY LESS THAN OR EQUAL TO 3.00%, THE FOLLOWING WILL APPEAR] [3.00% *Not currently available]

[IF ONE OF THE PRINCIPAL GUARANTEE BENEFIT OPTIONS IS ELECTED, ONLY THE INVESTMENT OPTIONS SHOWN BELOW FOR THAT PRINCIPAL GUARANTEE BENEFIT OPTION WILL BE AVAILABLE.]

       [FOR 100% PRINCIPAL GUARANTEE, THE FOLLOWING INVESTMENT OPTION ARE
        AVAILABLE.]
       [AXA Aggressive Allocation
       AXA Conservative Allocation
       AXA Conservative-Plus Allocation
       AXA Moderate Allocation
       AXA Moderate-Plus Allocation
       Guaranteed Interest Option]


       [FOR 125% PRINCIPAL GUARANTEE, THE FOLLOWING INVESTMENT OPTION ARE
        AVAILABLE.]
       [AXA Moderate Allocation
       Guaranteed Interest Option]


                                                       -------------------------
                                                       Total       [$525,000.00]


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PART C - THIS PART DESCRIBES CERTAIN CHARGES IN YOUR CONTRACT/CERTIFICATE.
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WITHDRAWAL CHARGES (SEE SECTION 8.01): A Withdrawal Charge will be imposed as a percentage of each Contribution made to the extent that a withdrawal exceeds the Free Withdrawal Amount as discussed in Section 8.01 or, if the Certificate is surrendered to receive the Cash Value. We determine the Withdrawal Charge separately for each Contribution in accordance with the table below.

                                                                Percentage of
                           Contract Year                        Contributions
                           -------------                        -------------

                                 [1                                 8.00%
                                  2                                 8.00%
                                  3                                 7.00%
                                  4                                 7.00%
                                  5                                 6.00%
                                  6                                 5.00%
                                  7                                 4.00%
                                  8                                 3.00%
                                  9 and later                       0.00%]

The applicable Withdrawal Charge percentage is determined by the Contract Year in which the withdrawal is made or the Certificate is surrendered, beginning with "Contract Year 1" with respect to each Contribution withdrawn or surrendered. For purposes of the table, for each Contribution, the Contract Year in which we receive that Contribution is "Contract Year 1."

Withdrawal Charges will be deducted from the Investment Options from which each withdrawal is made in proportion to the amount being withdrawn from each Investment Option.

FREE WITHDRAWAL AMOUNT (SEE SECTION 8.01): [[10%] of Annuity Account Value at the beginning of the Contract Year, minus any amount previously withdrawn during the Contract Year. In the first Contract Year amounts received within [90 days] of the Contract Date are included for purposes of calculating the Free Withdrawal Amount. Amounts withdrawn up to the Free Withdrawal Amount will not be deemed a withdrawal of Contributions.]

Withdrawals in excess of the Free Withdrawal Amount will be deemed withdrawals of Contributions in the order in which they were made (that is, the first-in, first-out basis will apply).

The Free Withdrawal Amount does not apply when calculating the Withdrawal Charge applicable upon a surrender.


[FOR CONTRACTS ISSUED WITHOUT GUARANTEED WITHDRAWAL BENEFIT FOR LIFE RIDER
(GWBL)]

     For purposes of Withdrawal Charge waiver items 1 through 6 reference to "Owner" means: (a) under Joint Owner Contracts/Certificates, the older Owner and (b) under Contracts/Certificates owned by Non-Natural Owner(s), the Annuitant or the older Joint Annuitant, if applicable

[FOR CONTRACTS ISSUED WITH THE GUARANTEED WITHDRAWAL BENEFIT FOR LIFE RIDER
(GWBL)]

     For purposes of Withdrawal Charge waiver items 1 and 6 reference to "Owner" means: (a) under Joint Life Contracts/Certificates, the second to die of the Owner or the Successor Owner, and (b) under Contracts/Certificates with a Non-Natural Owner, the Annuitant for a single life Contract/Certificate or the second to die of the Annuitant or Joint Annuitant for joint life Contracts/Certificates.

     For purposes of Withdrawal Charge waiver items 2 through 5, reference to "Owner" means: (a) under Joint Life Contracts/Certificates, the older of the Owner or the Successor Owner, and (b) under Contracts/Certificates with a Non-Natural Owner, the Annuitant for a single life Contract/Certificate or the older of the Annuitant or Joint Annuitant for joint life Contracts/Certificates.


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NO WITHDRAWAL CHARGE WILL APPLY IN THESE EVENTS:

1. [the Owner dies and the Death Benefit is payable;

2. the receipt by us of a properly completed form electing application of the Annuity Account Value to be used to a life annuity, as described in Section 7.05; or

3. the Owner has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

4. we receive proof satisfactory to us that the Owner 's life expectancy is six months or less (such proof must include, but is not limited to, certification by a licensed physician); or

5. the Owner has been confined to a nursing home for more than a 90 day period (or such other period, if required in your state) as verified by a licensed physician. A nursing home for this purpose means one which is (i) approved by Medicare as a provider of skilled nursing care services, or (ii) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam) and meets all the following:
        o its main function is to provide skilled, intermediate or custodial nursing care;
        o it provides continuous room and board to three or more persons;
        o it is supervised by a registered nurse or practical nurse;
        o it keeps daily medical records of each patient;
        o it controls and records all medications dispensed; and
        o its primary service is other than to provide housing for residents. [ITEM 6 BELOW WILL APPLY ONLY TO CONTRACT/CERTIFICATE OWNERS IN THE NQ AND
        IRA (NOT APPLICABLE TO INHERITED IRA)]
6. the Spousal Continuation option is elected and the surviving spouse withdraws Contributions made prior to the original Owner's death.
   [ITEM 7 BELOW WILL APPLY ONLY TO CONTRACT/CERTIFICATE OWNERS IN THE MARKET SEGMENTS UNDER WHICH THE BENEFICIARY CONTINUATION OPTION IS AVAILABLE.]
7. a Death Benefit is payable and the Beneficiary Continuation Option is elected.
   [ITEM 8 BELOW WILL APPLY ONLY TO CONTRACT/CERTIFICATE OWNERS IN THE IRA (NOT APPLICABLE TO INHERITED IRA), TSA AND QP MARKET SEGMENTS]
8. a withdrawal is made under our Automatic Required Minimum Distribution Withdrawal Service. However, in each Contract Year, the amount of the Required Minimum Distribution withdrawal is included in determining whether subsequent withdrawals during the Contract Year exceed the Free Withdrawal Amount.
   [FOR ITEM 8 ABOVE IRA (NOT APPLICABLE TO INHERITED IRA) CONTRACTS/CERTIFICATES ONLY THE FOLLOWING LANGUAGE WILL REPLACE THE IMMEDIATELY PRECEDING SENTENCE.] a withdrawal is made under our Automatic Required Minimum Distribution Withdrawal Service [or Substantially Equal Withdrawal Program]. However, in each Contract Year, the amount of the Required Minimum Distribution [or Substantially Equal Withdrawal] is included in determining whether subsequent withdrawals during the Contract Year exceed the Free Withdrawal Amount.
   [FOR ITEM 9 APPLICABLE IF AN OPTIONAL GUARANTEED MINIMUM INCOME BENEFIT
   (GMIB) RIDER AND/OR GUARANTEED MINIMUM DEATH (GMDB) RIDER CONTAINING A [6%] ROLL UP PROVISION IS SHOWN IN THE DATA PAGES]
9. any withdrawal that together with any prior withdrawals made during the Contract Year, does not exceed [6%] of the beginning of the Contract Year Roll Up portion of your GMIB [and/or GMDB] benefit base[s]. If any withdrawal during the life of the Contract causes a pro-rata reduction in the Roll Up portion of the GMIB [and/or GMDB] benefit base[s] (as described in the GMIB [and/or GMDB] rider(s)), this waiver is not applicable to the withdrawal that causes the pro-rata reduction, nor to any subsequent withdrawal for the life of the Contract.
   [FOR ITEM 10 APPLICABLE IF AN OPTIONAL GUARANTEED MINIMUM DEATH (GMDB) RIDER CONTAINING A [3%] ROLL UP PROVISION IS SHOWN IN THE DATA PAGES]
10. any withdrawal that together with any prior withdrawals made during the Contract Year, does not exceed [3%] of the beginning of the Contract Year Roll Up portion of your GMDB benefit base. If any withdrawal during the life of the Contract causes a pro-rata reduction in the Roll Up portion of the GMDB benefit base (as described in the GMDB rider), this waiver is not


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    applicable to the withdrawal that causes the pro-rata reduction, nor to any subsequent withdrawal for the life of the Contract.
    [FOR ITEM 11 APPLICABLE IF THE GUARANTEED WITHDRAWAL BENEFIT FOR LIFE IS ELECTED.]
11. withdrawals which do not exceed the Guaranteed Annual Withdrawal Amount in a Contract Year.

The Withdrawal Charge will apply with respect to a Contribution if the condition as described in items 3, 4 and 5 above existed at the time the Contribution was remitted or if the condition began within the 12-month period following remittance.]

DAILY SEPARATE ACCOUNT CHARGES (SEE SECTION 8.04):   [ANNUAL RATE OF 1.55% %
                                                      (equivalent to a daily
                                                       rate of .004280%)]

The Daily Separate Account Charge includes the following charges:

[Mortality and Expense Risks Charge:                 Annual rate of 0.95%

Administration Charge:                               Annual rate of 0.35%

Distribution Charge:                                 Annual rate of 0.25%]


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